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                                               Exhibit 23.3


September 22, 1995

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We are aware that Michael Baker Corporation (the Company) has incorporated by reference our reports dated May 12, 1995 and August 8, 1995 (issued pursuant to the provisions of Statement on Auditing Standards No. 71), in the Company's Registration Statement on Form S-8 to be filed on or about September 22, 1995. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,



Price Waterhouse LLP
Pittsburgh, Pennsylvania


































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